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                                  EXHIBIT 16.1

                           Beckman, Kirkland & Whitney
                            5210 Lewis Road, Ste. 14
                             Agoura Hills, CA 91301

                                February 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: VOICE POWERED TECHNOLOGY INTERNATIONAL, INC
FILE REF. NO. 1-11476
---------------------

We have read Voice Powered Technology International, Inc. statements included under Item 4 of its Form 8-K dated February 12, 2004 and we agree with such statements.

Very truly yours,




/s/ Beckman, Kirkland & Whitney


Beckman, Kirkland & Whitney
Certified Public Accountants